CERTIFIED COPY

                                                               November 4, 2005

JOB NUMBER:                C20051103-1885
REFERENCE NUMBER:
EXPEDITE:
THROUGH DATE:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

DOCUMENT NUMBER(S)         DESCRIPTION                        NUMBER OF PAGES
00000481218-04             Articles of Incorporation 2 Pages/1 Copies



                                                  Respectfully,



                                                  DEAN HELLER
                                                  Secretary of State

                                                  By
                                                    --------------------------
                                                  Certification Clerk














                          COMMERCIAL RECORDING DIVISION
                              202 N. Carson Street
                         Carson City, Nevada 89701-4069
                            Telephone (775) 684-5708
                               Fax (775) 624-7138

DEAN HELLER
Secretary of State                                    Entity #
206 North Carson Street                               E0744272005-9
Carson City, Nevada 89701-4299                        Document Number:
(775) 684-5708                                        00000481818-04
Website:  secretaryofstate.biz                        Date Filed:
11/3/2005 12:48:16 PM
Articles of Incorporation
                              (PURSUANT TO NRS 78)
                                                      In the office of

                                                      Dean Heller
                                                      Secretary of State

IMPORTANT. READ ATTACHED INSTRUCTIONS BEFORE COMPLETING FORM ABOVE SPACE IS FOR OFFICE USE ONLY


1.       Name of
         Corporation:               ColorStars Group

2.        Resident Agent            The Corporation Trust Company of Nevada
         Name and Street            Name
         Address:                   6100 Neil Road, Suite 500 Reno     Nevada
         (must be a Nevada          Street Address            City     State            Zip Code
         address  Where process
         may be Served)

3.       Shares: (number of shares
         Corporation                Number of shares                                    Number of shares
         Authorized to issue)       with par value:  500,000,000       Par Value $0.001 without par value:0

 4.      Names & 1. Li-Chang Hsu (a.k.a. David Hsu) Addresses Name
         Of Board of                5F No. 566, Jungjeng Road Sindian City      Taiwan           231
         Directors /Trustees:       Street Address                     City             State             Zip code
         (attach additional page
         There is more than 3       2. Wei-Rur Chen (a.k.a. Jimmy Chen)
         Directors)                     Name
                                    5F No. 566, Jungjeng Road Sindian City      Taiwan           231
                                    Street Address                     City             State             Zip code

                                    3. Mei-Ying Chiu (a.k.a. Easter Chiu) Name
                                    5F No. 566, Jungjeng Road Sindian City      Taiwan           231
                                    Street Address                     City             State             Zip code

 5. Purpose: The purpose of this Corporation shall be:
                                    The purpose for which the corporation is organized are to engage primarily in any type
                                    of business, investment or
6.       Name, Address              Mark A. Robertson                  /s/
         And Signature of           Name                                        signature
         Incorporator               3033 N.W. 63rd Street, Suite 209            Oklahoma73116
                                    Address                                     City             Zip Code
7.       Certificate of I hereby accept appointment as Resident Agent for the above named corporation Acceptance of Appointment of Authorized
         Signature of R.A. or On Behalf of R.A. Company Date Resident Agent:

ARTICLE 3 CONTINUED...

1. The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000 shares with a par value of $0.0001 per share and having a total stated capital of $500,000.00. Of the 500,000,000 shares, 450,000,000 shares are to be Class A Common stock and 50,000,000 to be preferred shares.

         The Board of Directors is authorized to issue the capital stock in one or more classes or one or more series of stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, shall be stated and expressed in the resolution or resolutions providing for the use issue of such stock adopted by the Board of Directors,

ARTICLE 5 CONTINUED...

5. type of business, investment or other pursuit or activity, whether retail or wholesale, whether commercial or industrial; and to perform any and all other lawful acts or purposes as are or may be granted to corporate entities under the laws of the State of Nevada and by any other state or foreign country. The corporation may conduct its business anywhere within the States of the United States or in any foreign country, without in any way limiting the foregoing powers. It is hereby provided that the corporation shall have the power to do any and all acts and things that may be reasonably necessary or appropriate to accomplish any of the foregoing purposes for which the corporation is formed.